[LOGO]
                              Eide Bailly LLP (SM)
                            ------------------------
                            CPAs & BUSINESS ADVISORS

Majestic Oil & Gas, Inc.

Re:   Registration Statement on Form SB-2

Gentlemen:

We consent to the use in this Registration Statement of Majestic Oil & Gas, Inc. on Form SB-2, of our report dated May 25, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Eide Bailly LLP

Eide Bailly LLP
Billings, Montana
February 23, 2006

                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                       ----------------------------------
                               www.eidebailly.com

    401 N. 31st St., Suite 1120 o PO Box 7112 o Billings, Montana 59103-7112
      Toll-Free 800.824.9797 o Phone 406.896.2400 o Fax 406.252.8600 o EOE